EXHIBIT 21

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                            SIGNIFICANT SUBSIDIARIES

                                                                     State of
Name                                                Ownership %    Incorporation
----                                                -----------    -------------
PSEG Transition Funding LLC....................         100          Delaware

     The remaining subsidiaries of Public Service Electric and Gas Company are not significant subsidiaries as defined in Regulation S-X.


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